Exhibit 21.1
SUBSIDIARIES OF PLANET FITNESS, INC.

ENTITY	JURISDICTION
Pla-Fit Holdings, LLC	Delaware
Planet Intermediate, LLC	Delaware
Planet Fitness Holdings, LLC	New Hampshire
Planet Fitness SPV Guarantor LLC	Delaware
Planet Fitness Master Issuer LLC	Delaware
Planet Fitness Franchising LLC	Delaware
Planet Fitness Distribution LLC	Delaware
Planet Fitness Assetco LLC	Delaware
Planet Fitness Australia Pty Ltd	Australia
Planet Fitness Australia Franchise Pty Ltd	Australia
Planet Fitness Australia Equipment Pty Ltd	Australia
Planet Fitness Realco, LLC	Delaware
Pla-Fit Health LLC	New Hampshire
PF Coventry, LLC	New Hampshire
Pla-Fit Health NJNY LLC	New Hampshire
Bayonne Fitness Group, LLC	New Jersey
Bayshore Fitness Group LLC	New York
601 Washington Street Fitness Group, LLC	New York
Levittown Fitness Group, LLC	New York
Long Island Fitness Group, LLC	New York
Melville Fitness Group, LLC	New York
Peekskill Fitness Group, LLC	New York
Carle Place Fitness LLC	New York
Edison Fitness Group LLC	New Jersey
1040 South Broadway Fitness Group	New York
JFZ LLC	New Hampshire
Pla-Fit Colorado LLC	New Hampshire
PF Derry LLC	New Hampshire
PFCA LLC	New Hampshire
PF Vallejo, LLC	California
Pizzazz, LLC	Pennsylvania
PFPA, LLC	New Hampshire
PF Kingston, LLC	New Hampshire
Pla-Fit Warminster LLC	New Hampshire
Pizzazz II, LLC	Pennsylvania
PF Greensburg LLC	Pennsylvania
PF Erie LLC	Pennsylvania
PFIP International	Cayman Islands
Planet Fitness International Franchise	Cayman Islands
Planet Fitness Equipment LLC	New Hampshire
Pla-Fit Canada Inc.	British Columbia
Pla-Fit Canada Franchise Inc.	British Columbia
Pla-Fit Franchise LLC	New Hampshire
PFIP, LLC	New Hampshire
Planet Fitness NAF, LLC	New Hampshire